                                                                    EXHIBIT 99.1


                                                       NEWS RELEASE


Contact: Paul S. Feeley                                For Release: Immediately
         SENIOR VICE PRESIDENT, TREASURER &
            CHIEF FINANCIAL OFFICER
         (617) 628-4000

                     CENTRAL BANCORP, INC. REPORTS FINANCIAL
                  RESULTS FOR THE FISCAL YEAR AND QUARTER ENDED
                                 MARCH 31, 2009

         SOMERVILLE, MASSACHUSETTS, May 21, 2009 - Central Bancorp, Inc. (NASDAQ Global MarketSM:CEBK) (the "Company") today reported that its net loss for the fiscal year ended March 31, 2009 totaled $6.2 million, or $4.58 per diluted share, as compared to net income of $1.4 million, or $1.07 per diluted share, for the fiscal year ended March 31, 2008. The Company's net loss for the three months ended March 31, 2009 was $1.1 million, or $0.86 per diluted share, as compared to net income of $101 thousand, or $0.07 per diluted share, for the corresponding period in 2008. The financial results for the fiscal year ended March 31, 2009 were significantly impacted by the September 2008 conservatorship of the Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac") that resulted in a previously announced $9.4 million impairment of the value of the Company's investment in the preferred stock of these companies during the quarter ended September 30, 2008.

         For the fiscal year ended March 31, 2009, net interest and dividend income totaled $15.9 million, which represents an increase of $2.3 million when compared to $13.6 million during the fiscal year ended March 31, 2008. This increase was the result of a decline in interest expense of $4.1 million, which was partially offset by a $1.8 million decline in interest income. The net interest rate spread and the net interest margin improved from 2.06% and 2.51%, respectively, for the fiscal year ended March 31, 2008 to 2.63% and 2.96%, respectively, for the fiscal year ended March 31, 2009. The cost of funds

                                   (CONTINUED)


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CENTRAL BANCORP, INC.
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decreased by 84 basis points during fiscal 2009 mainly due to decreases in the average rates paid on deposits resulting from aggressive liability management. During the fiscal year ended March 31, 2009, the yield on interest-earning assets declined by 27 basis points primarily due to a 32 basis point increase in interest income on investments and a 396 basis point reduction in interest income on short-term investments. The reduced yield on investments during the fiscal year ended March 31, 2009 was primarily due to the combined effect of:
(1) a $125 thousand decrease in dividend income as The Co-operative Central Bank, which insures in-full deposits in excess of FDIC limits, paid a special dividend of $125 thousand during the quarter ended December 31, 2007 compared to $0 during the same period of 2008; and (2) a reduction of $280 thousand in FHLB stock dividends as the FHLB of Boston gradually reduced its dividend rate during both fiscal years and then announced the elimination of its dividend entirely in February 2009. Although the average balance of short-term investments increased from $9.3 million during the fiscal year ended March 31, 2008 to $25.8 million during the fiscal year ended March 31, 2009, interest income on these investments declined by $273 thousand. This decline was primarily due to recessionary economic conditions which resulted in the Federal Reserve's lowering of the fed funds target rate from a range of 5.25% to 2.25% during the fiscal year ended March 31, 2008, to a target range of 2.25% to 25 to 0 basis points during the fiscal year ended March 31, 2009. This decrease in the fed funds target rate had a corresponding effect on the interest earned on the Company's short-term investments which is closely tied to the target fed funds rate.

         The provision for loan losses for the fiscal year ended March 31, 2009 totaled $2.1 million, of which $1.6 million was related to a single borrowing relationship, compared to a negative provision of $70 thousand during fiscal 2008. The Company provides for loan losses in order to maintain the allowance for loan losses at a level that management estimates is adequate to absorb probable losses based on an evaluation of known and inherent risks in the portfolio. In determining the appropriate level of the allowance for loan losses, the Company considers, among other things, past and anticipated loss experience, evaluations of underlying collateral, prevailing economic conditions, changes in staff depth and experience, the nature and volume of the loan portfolio and the levels of non-performing and other classified loans. Management evaluates the level of the loan loss reserve on a regular basis and considered the allowance for loan losses to be adequate during both the fiscal

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CENTRAL BANCORP, INC.
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year and quarter ended March 31, 2009. However, management's ability to predict future results is inherently uncertain and future increases to the allowance for loan losses may be necessary due to changes in loan composition or volume, changes in economic market area conditions or other factors.

         Net losses from sales or write downs of investment securities, other than the aforementioned $9.4 million of Fannie Mae and Freddie Mac preferred stock impairment losses, totaled $402 thousand during the fiscal year ended March 31, 2009, as compared to a net gain of $645 thousand during the comparable period of 2008, reflecting the currently depressed stock market environment. Non-interest operating expenses increased by $1.3 million or 9.4% primarily due to increases in foreclosure and collection expenses of $579 thousand, professional fees of $153 thousand and advertising and marketing expenses of $389 thousand, as management strategically decided to increase advertising and marketing efforts on a limited basis during fiscal 2009 to attract lower costing deposits and residential and commercial real estate loans.

         The effective income tax benefit rate for the fiscal year ended March 31, 2009 was 34.5%, compared to an effective income tax rate of 29.0% for fiscal 2008.

         Items primarily affecting the Company's earnings for the three months ended March 31, 2009 were: an increase in the provision for loan losses of $795 thousand; an increase in the net loss in sales and write-downs on other investment securities of $256 thousand, and an increase in non-interest expenses of $533 thousand primarily related to increases of $352 thousand in foreclosure and collection expenses, $150 thousand in marketing expenses, and $146 thousand in professional fees, partially offset by a $190 thousand decrease in salaries and benefits mainly due to reduced employee stock ownership plan expenses; all partially offset by an increase in net interest and dividend income of $278 thousand.

         The net interest rate spread and the net interest margin improved from 2.20% and 2.60%, respectively, for the quarter ended March 31, 2008 to 2.54% and 2.86%, respectively, for the 2009 comparable period, primarily due to an 84 basis point reduction in the cost of funds, partially offset by a decrease in the yield on interest earning assets of 50 basis points.

         Total assets were $575.8 million at March 31, 2009 and $571.2 million at March 31, 2008. The increase in assets is primarily the net result of an increase in short-term investments of $25.4 million offset by a decrease of $17.7 million in investment securities (including the $9.4 million reduction in value of investment securities due to the other than temporary impairment charge

                                   (CONTINUED)
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CENTRAL BANCORP, INC.
PAGE 4 OF 7

for Fannie Mae and Freddie Mac preferred stock). Short-term investments increased primarily due to the proceeds received from the sale of preferred stock to the U.S. Treasury, and proceeds from loan and securities repayments and maturities due to a lack of attractive re-investment alternatives during the recessionary economic environment. Additionally, total loans, including loans held for sale, decreased by $11.3 million at March 31, 2009 primarily due to decreases in construction loans and commercial and industrial loans. Construction loans declined by $16.9 million as management de-emphasized this type of lending as a result of the current market environment. Commercial and industrial loans declined by $8.3 million mainly due to pay-offs of such loans. Residential and home equity loans increased from $185.3 million at March 31, 2008 to $190.7 million at March 31, 2009 due to management's increased emphasis on this type of lending. Commercial real estate loans increased by $5.4 million. Other assets increased by $8.5 million primarily due to the recording of a $3.9 million deferred tax asset associated with the Fannie Mae and Freddie Mac preferred stock write-downs, and other real estate owned, which totaled $3.0 million at March 31, 2009 compared to $0 at March 31, 2008. Deposits increased by $14.0 million primarily due to increases in checking and NOW accounts resulting from increased marketing efforts to attract these lower-costing accounts. FHLB advances decreased by $12.1 million to $144.6 million at March 31, 2009 from $156.7 million at March 31, 2008 as maturing advances were not renewed but were instead funded with available cash.

         As previously announced, during the quarter ended December 31, 2008 the Company sold $10.0 million in preferred shares and a warrant to purchase 234,742 shares of Company common stock to the U.S. Department of Treasury as a participant in the federal government's TARP Capital Purchase Program. This voluntary program for healthy U.S. financial institutions is designed to encourage these institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the weakened U.S. economy. With the U.S. Department of Treasury's investment in the Company, at March 31, 2009, the Company and the Bank met all regulatory requirements to be considered well-capitalized under the federal prompt corrective action regulations. Subsequent to the Company's receipt of the U.S. Department of Treasury's $10

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CENTRAL BANCORP, INC.
PAGE 5 OF 7

million investment in the Company, the Company made a $10 million capital contribution to the Bank. As of March 31, 2009, the Company's and the Bank's capital ratios were as follows:

                                           At March 31, 2009
                                   -----------------------------------
                                                       REGULATORY
                                                        THRESHOLD
                                                         FOR WELL
                                      ACTUAL           CAPITALIZED
                                   -------------     -----------------

Central Bancorp:
Tier 1 Leverage                        7.77%                5.0%
Tier 1 Risk-Based Ratio               11.56%                6.0%
Total Risk-Based Ratio                12.41%               10.0%

Central Co-operative Bank:
Tier 1 Leverage                        6.61%                5.0%
Tier 1 Risk-Based Ratio                9.84%                6.0%
Total Risk-Based Ratio                10.69%               10.0%

The net increase in stockholders' equity from $38.8 million at March 31, 2008 to $40.2 million at March 31, 2009 is primarily the result of the sale of the preferred stock and warrant to the U.S. Department of Treasury, the net after-tax loss of $5.9 million related to the September 2008 write-down of the Company's investment in Fannie Mae and Freddie Mac preferred stock, and a $2.0 million increase in accumulated other comprehensive loss resulting from decreases in the market values of available for sale securities.

         At March 31, 2009, non-performing assets totaled $7.6 million or 1.32% of total assets as compared to non-performing assets of $9.6 million or 1.68% of total assets at March 31, 2008. While bankruptcy filings continue to extend the time required to resolve some non-performing loans, management continues to work with borrowers and bankruptcy trustees to resolve these situations as soon as possible. Management currently believes that there are adequate reserves and collateral securing non-performing loans to cover losses that may result from these loans. However, management's ability to predict future results is inherently uncertain and future increases to the allowance for loan losses may be necessary due to changes in loan composition or volume, changes in economic market area conditions or other factors. Other real estate owned, which

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CENTRAL BANCORP, INC.
PAGE 6 OF 7

represents three properties recorded at fair value less estimated selling costs, totaled $3.0 million or 0.52% of total assets at March 31, 2009, compared to $0 at March 31, 2008.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a standalone 24-hour automated teller machine in Somerville.

                           (SEE ACCOMPANYING TABLES.)

         THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY CENTRAL BANCORP, INC. AND CENTRAL CO-OPERATIVE BANK, AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY AND BANK, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS, SUCH AS EARNINGS PROJECTIONS, NECESSARY TAX PROVISIONS, AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA"). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "INTEND," "BELIEVE," "EXPECT," "SHOULD," "PLANNED," "ESTIMATED" AND "POTENTIAL." FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA. THE COMPANY'S ABILITY TO PREDICT FUTURE RESULTS IS INHERENTLY UNCERTAIN AND THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. THESE FACTORS INCLUDE, AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND INVESTMENT PORTFOLIOS. ADDITIONAL FACTORS THAT MAY AFFECT OUR RESULTS ARE DISCUSSED UNDER "ITEM 1A RISK FACTORS" IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WHICH ARE AVAILABLE AT THE SEC'S WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY MADE. THESE FACTORS SHOULD BE CONSIDERED IN EVALUATING THE FORWARD-LOOKING STATEMENTS. STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THOSE DOCUMENTS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR ANY PERSON ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS ABOVE. EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT CIRCUMSTANCES OR EVENTS THAT OCCUR AFTER THE DATE THE FORWARD-LOOKING STATEMENTS ARE MADE.

                                   (CONTINUED)
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CENTRAL BANCORP, INC.
PAGE 7 OF 7

                              CENTRAL BANCORP, INC.
                           CONSOLIDATED OPERATING DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               Quarter Ended             Year Ended
                                                                 March 31,                March 31,
                                                          -------------------------------------------------
                                                            2009         2008         2009          2008
                                                          -------------------------------------------------
                                                                (Unaudited)              (Unaudited)
Net interest and dividend income                          $  3,824      $ 3,546     $15,862      $ 13,596

Provision for loan losses                                    1,025          230       2,125           (70)
Net gain (loss) from sales or write-downs
   of investment securities other than
   FNMA or FHLMC                                              (258)          (2)       (402)          645
Loss from write-down
   of FNMA and FHLMC                                             0            0      (9,394)            0

Gains on sales of loans                                         66           40         111           158

Other non-interest income                                      381          349       1,640         1,429

Non-interest expenses                                        4,153       (3,620)    (15,159)      (13,859)
                                                          --------      --------    --------      --------

   Income (loss) before taxes                               (1,165)          83      (9,467)        2,039

Provision (benefit) for income taxes                          (108)         (18)     (3,262)         (592)
                                                          ---------     --------    --------      --------

   Net income (loss)                                      $ (1,057)     $   101     $(6,205)     $  1,447
                                                          =========     =======     =======      ========

   Net income (loss) available to common shareholders     $ (1,210)     $   101     $(6,403)     $  1,447
                                                          =========     =======     =======      ========
Earnings (loss) per common share:

   Basic                                                  $  (0.86)     $   .07     $ (4.58)     $   1.07
                                                          =========     =======     =======      ========

   Diluted                                                $  (0.86)     $   .07     $ (4.58)     $   1.07
                                                          =========     =======     =======      ========
Weighted average number of
   shares outstanding:
   Basic                                                     1,412        1,357       1,398         1,350
                                                          =========     =======     =======      ========

   Diluted                                                   1,412        1,359       1,398         1,355
                                                          =========     =======     =======      ========

Outstanding shares, end of period                            1,640        1,640       1,640         1,640
                                                          =========     =======     =======      ========


                         CONSOLIDATED BALANCE SHEET DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           March 31,        March 31,
                                             2009              2008
                                          ---------------------------
                                                  (Unaudited)
Total assets                               $ 575,827        $ 571,245
Short-term investments                        37,323           11,888
Total investments                             45,309           63,054
Total loans (1)                              463,878          475,137
Allowance for loan losses                      3,191            3,613
Other real estate owned                        2,986                0
Deposits                                     375,074          361,089
Borrowings                                   145,597          156,832
Subordinated debentures                       11,341           11,341
Stockholders' equity                          40,239           38,816
Book value per common share                    18.76            23.67
Book equity to assets                           6.99%            6.79%
Non-performing assets to total assets           1.32             1.68
-----------------
(1) Includes loans held for sale of $3,208 and $195 at March 31, 2009 and March 31, 2008, respectively.


                            SELECTED FINANCIAL RATIOS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      Quarter Ended            Year Ended
                                        March 31,               March 31,
                                   ---------------------------------------------
                                     2009        2008       2009         2008
                                   ---------------------------------------------
                                        (Unaudited)             (Unaudited)
Return on average assets             (0.76)%      0.07%      (1.12)%      0.26%
Return on average equity            (10.31)       1.03      (16.68)       3.76
Interest rate spread                  2.54        2.20        2.63        2.06
Net interest margin                   2.86        2.60        2.96        2.51